UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 30, 2014

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Contract
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

TSS, Inc. (the “Company”) previously issued to Gerard J. Gallagher, a director and the Chief Technical Officer of the Company, an Amended and Restated Convertible Promissory Note, dated May 21, 2013, in the original principal amount of $1,900,000. The Company and Mr. Gallagher agreed to amend the payment schedule of the promissory note. The Amendment to Amended and Restated Convertible Promissory Note, dated September 30, 2014, issued by the Company to Mr. Gallagher, extends the maturity date of the promissory note from July 1, 2015 to January 1, 2016. Under the amended payment schedule, the Company will make two quarterly principal payments of $25,000 on October 1, 2014 and January 1, 2015. Thereafter, the Company will make monthly principal payments of $25,000 to Mr. Gallagher for a seven month period beginning on February 1, 2015 and ending on July 1, 2015. The Company will also make an additional principal payment of $25,000 on or before October 1, 2015. The remaining outstanding balance is due on January 1, 2016. The Company will continue to make monthly interest payments. As of September 30, 2014, the aggregate outstanding principal balance under the note was $775,000.

A copy of the Amendment to Amended and Restated Convertible Promissory Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached Amendment to Amended and Restated Convertible Promissory Note.

Item 9.01.	Financial Statements and Exhibits.

99.1	Amendment to Amended and Restated Convertible Promissory Note, dated September 30, 2014, issued by TSS, Inc. and Gerard J. Gallagher

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
Chief Executive Officer

Date: September 30, 2014